Exhibit 99.1


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 [Logo]                            NEWS RELEASE
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          For Immediate Release
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          Contact:          Patrick A. Reynolds
                            Director of Investor Relations
                            (706) 649-4973

       Synovus Reports 12% Increase in Net Income for Second Quarter 2003

       Net Interest Income, Mortgage Revenue, and TSYS Drive Profitability

     Columbus, Ga., July 16, 2003 -- Synovus' second quarter earnings grew 12.2% over second quarter 2002 to $96.4 million, or $.32 per share, Synovus Chairman and CEO James H. Blanchard announced today.

     "We are very pleased to report excellent second quarter results," said Blanchard. "Our net interest income increased by 9% over the second quarter last year, due to outstanding loan growth coupled with strong credit quality. Mortgage revenue increased 116% over last year. TSYS increased net income by 14% over last year. During the quarter, we repurchased approximately 5 million shares - about half of our $200 million authorization."

     Return on assets for the quarter was 1.88% and return on equity was 17.81%, as compared to 2.05% and 19.40%, respectively, for the second quarter 2002. Shareholders' equity at June 30, 2003, was $2.14 billion, which represented a very strong 10.16% of quarter-end assets. Total assets ended the quarter at $21.1 billion, an increase of 21.6% from the same period last year.

     Synovus Financial Services' net income increased 11% over the second quarter last year. Return on assets for the quarter was 1.39% and return on equity was 16.61%. Loans grew by 19.9% (12.5% excluding acquisitions and divestitures) over the second quarter last year. The net interest margin was 4.25% for the quarter, compared to 4.31% in the first quarter. The margin compression was contained at a 6 basis point level by adhering to pricing discipline on both deposits and loans, during the lowest interest rate environment in 45 years. The net charge-off ratio was 0.32%, down from 0.37% last quarter and 0.44% in the second quarter last year. The ratio of nonperforming assets to loans and other real estate was 0.73% compared to 0.72% in the previous quarter. Past due levels remained very favorable with total past dues at 0.92% of loans at quarter end. The allowance for loan losses remained at 1.40%, unchanged from last quarter. The allowance for loan losses provides coverage of 256% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.32x for the quarter. Management remains confident about the quality of the loan portfolio.

     Financial Services' non-interest income was up 42.4% (18.7% excluding acquisitions, divestitures, the impairment loss on a private equity investment recorded in 2002, and securities gains/losses) compared to the second quarter last year. In addition to net mortgage revenue increase of 116%, service charges on deposits increased 14.9% and credit card fees increased 8.5% as compared to the same period last year. Financial Management Services and insurance revenues increased 8.6% over last year, with trust up 8.5%, brokerage up 5.3%, and financial planning/asset management (which

           Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com

     consists of Creative Financial Group and GLOBALT, acquired in 2001 and 2002, respectively) up 32.4%. Financial Services' non-interest income - excluding securities gains/losses and the impairment loss on a private equity investment recorded in 2002 - was 29.4% of revenues for the quarter versus 26.7% in the second quarter last year.

     TSYS second quarter earnings grew 13.8% over second quarter 2002 to $34.3 million, or $0.17 per share. TSYS revenues increased 6.7% (11.8% excluding reimbursable charges) in the quarter due to strong internal growth from its existing customers of approximately 11% and growth of international revenues of 39%. TSYS has a rich pipeline of accounts to be converted, anchored by the conversion of Bank One during the latter half of 2004. This agreement with Bank One should have a slight positive impact to TSYS' earnings in 2003, and the 2004 earnings per share contribution is expected to range from $0.03 to $0.04 for TSYS. Beginning in 2005 and continuing thereafter through the payment term, the earnings per share contribution to TSYS is expected to exceed $0.04 on an annual basis. This agreement is expected to have a positive impact on TSYS' cash flows throughout its term. With TSYS' contribution, Synovus' total non-interest income
- excluding securities gains/losses, the impairment loss on a private equity investment recorded in 2002, and reimbursable items at TSYS - was 60.0% of revenues for the quarter versus 58.5% in the same period last year.

     Blanchard concluded, "As the economy improves, we believe that our current strategies, specifically emphasis on credit quality and loan and deposit pricing, our team members, our technological advantages, and our strong balance sheet will position us well to achieve our historical levels of earnings growth. We further believe these levels of growth will sustain our position among the top of the industry performers."

     Synovus will host an earnings highlights conference call at 4:30 pm ET, on July 16, 2003. The conference call will be available in the Investor Relations section of www.synovus.com under the "Conference Calls and Web-casts" tab. Please log on 5-10 minutes ahead of the call time.

     Synovus (NYSE: "SNV") is a diversified financial services holding company with more than $21 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 40 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 9 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2003. See Synovus on the Web at www.synovus.com.

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected financial impact to TSYS of its contract with Bank One and Synovus' belief with respect to achieving its historical levels of earnings growth and sustaining its position at the top of industry performers and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, Synovus' inability to achieve its net income goals for Financial Services; Synovus' inability to increase its revenues derived from Financial Management Services and insurance; Synovus' inability to control Financial Services' expenses; TSYS' inability to achieve its net income goals for 2003; adverse developments with respect to TSYS meeting its performance obligations under its contract with Bank One; competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; Synovus'


           Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com



inability to control expenses; a deterioration in credit quality or a reduced demand for credit; hostilities increase in the Middle East or elsewhere; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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